As filed with the Securities and Exchange Commission on July 11, 2018

Registration No. 333-223669

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

INNOVATE BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	27-3948465
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8480 Honeycutt Road, Suite 120 Raleigh, NC 27615 (919) 275-1933

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jay P. Madan President Innovate Biopharmaceuticals, Inc. 8480 Honeycutt Road, Suite 120 Raleigh, NC 27615 (919) 275-1933

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Martin J. Waters, Esq.

Wilson Sonsini Goodrich & Rosati, PC

12235 El Camino Real, Suite 200

San Diego, CA 92130-3002

Telephone: (858) 350-2300

Facsimile: (858) 350-2399

From time to time after this Registration Statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

Innovate Biopharmaceuticals, Inc. is filing this Amendment No. 3 to the Registration Statement on Form S-3 (Registration No. 333-223669), originally filed on March 15, 2018 (the “Registration Statement”), for the purpose of (1) updating documents incorporated by reference in the Registration Statement, including Innovate Biopharmaceuticals, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed on May 15, 2018 and (2) filing related consents as exhibits to such Registration Statement.

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 11, 2018

PROSPECTUS

Innovate Biopharmaceuticals, Inc.

Common Stock

Up to $175,000,000 of

Shares of Common Stock

13,990,403 Shares of Common Stock

Offered by Selling Stockholders

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any of the securities described in this prospectus, up to an aggregate maximum amount of $175,000,000.

This prospectus also relates to the disposition from time to time of up to 13,990,403 shares of our common stock (including up to 2,051,771 shares issuable upon exercise of warrants), which are held by the selling stockholders named in this prospectus. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

The selling stockholders identified in this prospectus, or their permitted transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. We provide additional information about how the selling stockholders may sell their shares of common stock in the section entitled “Plan of Distribution” beginning on page 15 of this prospectus. We will not be paying any underwriting discounts or selling commissions in connection with any offering of common stock under this prospectus.

Our common stock is quoted on the Nasdaq Capital Market (“Nasdaq”) under the symbol “INNT.” The last reported sale price of our common stock as reported on Nasdaq on July 5, 2018 was $22.71 per share.

Investing in our common stock involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any of the securities described in this prospectus in one or more offerings up to an aggregate dollar amount of $175,000,000 (of which up to an aggregate of $40 million may be sold in an “at-the-market” offering as defined in Rule 415 of the Securities Act). In addition, the selling stockholders may from time to time sell up to an aggregate amount of 13,990,403 shares of our common stock (including up to 2,051,771 shares issuable upon exercise of warrants) in one or more offerings.

This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under the heading “Information Incorporated by Reference.”

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable, the terms of the securities offered; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

-i-

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

Except where the context otherwise requires or where otherwise indicated, the terms “we,” “us,” “our,” “Innovate” and “the Company” refer to Innovate Biopharmaceuticals, Inc., a Delaware corporation, and its consolidated subsidiaries. References to the “selling stockholders” refer to the stockholders listed herein under the heading “Selling Stockholders” and their donees, pledgees, transferees or other successors-in-interest.

Forward-Looking Statements

The information in this Registration Statement on Form S-3, particularly in the sections entitled “Innovate Business,” and “Innovate Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the information incorporated herein by reference, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. These forward-looking statements should not be relied upon as predictions of future events as we cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur. When used in this report, the words “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “indicate,” “seek,” “should,” “would” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements.

If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, our results could differ materially from the forward-looking statements in this report. All forward-looking statements in this report are current only as of the date of this report. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events except as required by law.

-ii-

PROSPECTUS SUMMARY

This summary highlights the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company’s business and the risks and uncertainties facing it, you should read this entire prospectus, including but not limited to the information incorporated by reference herein and under the caption “Risk Factors,” beginning on page 3.

Overview

On January 29, 2018, Monster Digital, Inc. (“Monster”) and privately held Innovate Biopharmaceuticals Inc. (“Private Innovate”) completed a reverse recapitalization in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated July 3, 2017, as amended (the “Merger Agreement”), by and among Monster, Monster Merger Sub, Inc. (“Merger Sub”) and Private Innovate, which changed its name in connection with the transaction to IB Pharmaceuticals Inc. (“IB Pharmaceuticals”). Pursuant to the Merger Agreement, Merger Sub merged with and into IB Pharmaceuticals with IB Pharmaceuticals surviving as the wholly owned subsidiary of Monster (the “Merger”). Immediately following the Merger, Monster changed its name to Innovate Biopharmaceuticals, Inc. (“Innovate”). In connection with the closing of the Merger, Innovate’s common stock began trading on the Nasdaq Capital Market under the ticker symbol “INNT” on February 1, 2018. Prior to the Merger, Monster was incorporated in Delaware in November 2010 under the name “Monster Digital, Inc.”

Prior to the Merger, Monster’s primary business focus was the design, development and marketing of premium products under the “Monster Digital” brand for use in high-performance consumer electronics, mobile products and computing applications.

After the Merger, we are a clinical-stage biopharmaceutical company developing novel medicines for autoimmune and inflammatory diseases with unmet needs. Our pipeline includes drug candidates for celiac disease, nonalcoholic steatohepatitis (NASH), Crohn’s and ulcerative colitis. Our lead program, INN-202 (larazotide acetate or larazotide) is entering Phase 3 registration trials in the second half of 2018 and has the potential to be the first-to-market therapeutic for celiac disease, an unmet medical need, which affects an estimated 1% of the North American population or approximately 3 million individuals. Celiac patients have no treatment alternative other than a strict lifelong adherence to a gluten-free diet, which is difficult to maintain and can be deficient in key nutrients. Additionally, current FDA labeling standards allow up to 20 parts per million (ppm) of gluten in “gluten-free” labelled foods, which are sufficient to cause celiac symptoms in many patients, including abdominal pain, abdominal cramping, bloating, gas, headaches, ataxia, ‘‘brain fog,’’ and fatigue. Long-term sequelae of celiac disease include enteropathy associated T-cell lymphoma (EATL), osteoporosis and anemia.

Our principal executive office is currently located at 8480 Honeycutt Road, Suite 120, Raleigh, North Carolina 27615.

THE OFFERING

Common stock offered by the selling stockholders	13,990,403 shares of our common stock (including up to 2,051,771 shares issuable upon exercise of warrants)

Common stock offered by Innovate	Shares of our common stock having an aggregate offering price of up to $175,000,000.

Use of proceeds

Unless otherwise set forth in a prospectus supplement, we currently intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes. Accordingly, we will have significant discretion in the use of any net proceeds. The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

See “Selling Stockholders” and “Plan of Distribution.”

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in shares of our common stock.

Nasdaq symbol	INNT

RISK FACTORS

Before you invest in our securities, you should be aware that our business faces numerous financial and market risks, including those described below, as well as general economic and business risks. Our securities are speculative, and you should not make an investment in Innovate unless you can afford to bear the loss of your entire investment. Prior to making a decision about investing in our common stock, you should carefully consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as updated by our subsequent filings with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are incorporated herein by reference, together with the information in this prospectus and any other information incorporated by reference into this prospectus. Before you decide whether to invest in our securities, you should carefully consider these risks and uncertainties, together with all of the other information included in or incorporated by reference into this prospectus. The risks and uncertainties identified are not the only risks and uncertainties we face. If any of the material risks or uncertainties that we face were to occur, you could lose part or all of your investment.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we currently intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes. Accordingly, we will have significant discretion in the use of any net proceeds. The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

SELLING STOCKHOLDERS

The shares may be offered by the selling stockholders or by pledges, donees, transferees or other successors in interest that receive such shares as a gift or through a private sale or transfer. We may amend or supplement this prospectus from time to time to update information provided in the table.

On January 29, 2018, prior to the closing of the Merger, Private Innovate issued to the selling stockholders 31,678,964 shares of common stock at $0.9609 per share and five-year warrants to purchase 3,774,039 shares of common stock at an exercise price of $1.201125 for aggregate gross proceeds of $18,132,660.50 (the “Equity Issuance”). Certain of the warrants were issued to affiliates of H.C. Wainwright & Co., LLC and GP Nurmenkari Inc., the placement agents for the Equity Issuance. The shares were exchanged in connection with the Merger for 11,938,632 shares of common stock. The warrants were exchanged in connection with the Merger for warrants to purchase 2,051,771 shares of common stock.

On January 29, 2018, Monster and Private Innovate completed a reverse recapitalization in accordance with the terms of the Merger Agreement, by and among Monster, Merger Sub and Private Innovate, which changed its name in connection with the transaction to IB Pharmaceuticals Inc. Pursuant to the Merger Agreement, Merger Sub merged with and into IB Pharmaceuticals with IB Pharmaceuticals surviving as the wholly owned subsidiary of Monster. Immediately following the Merger, Monster changed its name to Innovate Biopharmaceuticals, Inc. In connection with the closing of the Merger, Innovate’s common stock began trading on the Nasdaq Capital Market under the ticker symbol “INNT” on February 1, 2018.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. The Registrant believes these transactions were exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act as transactions by an issuer not involving any public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with Monster or Private Innovate (as applicable) or otherwise, to information about Monster or Private Innovate (as applicable).

Selling Stockholder	Shares beneficially owned prior to offering	Number of shares being offered	Shares beneficially owned after offering	Percentage of outstanding shares beneficially owned after offering(1)
Adolfo & Donna Carmona(2)	52,635	52,635	––	*
Alan McIntyre(3)	23,561	23,561	––	*
Alexander J. Brown Trust(4)	34,200	34,200	––	*
Alexandra Koeppel(5)	23,532	23,532	––	*
Andrew and Melissa Fisher(6)	47,064	47,064	––	*
Argjent Mena & Lara Sabani(7)	9,413	9,413	––	*
B3 Group LLC(8)	470,642	470,642	––	*
Barry Shemaria(9)	14,120	14,120	––	*
Basil Palmeri(10)	14,120	14,120	––	*
Bozarth LLC(11)	23,532	23,532	––	*
Brenda & Dave Rickey Family Foundation(12)	16,473	16,473	––	*
Brian & Andrea Fischhoff(13)	11,765	11,765	––	*
Brian Eliot Peierls(14)	56,477	56,477	––	*
Bruce & Mitsie Levy(15)	23,532	23,532	––	*

Selling Stockholder	Shares beneficially owned prior to offering	Number of shares being offered	Shares beneficially owned after offering	Percentage of outstanding shares beneficially owned after offering(1)
Carl J. Domino(16)	47,064	47,064	––	*
Casimir S. Skrzypczak(17)	16,473	16,473	––	*
Charmi Vijapura(18)	47,064	47,064	––	*
Chirag Shah(19)	7,059	7,059	––	*
Christopher Washburn(20)	14,120	14,120	––	*
Clay Lebhar(21)	23,531	23,531	––	*
Dennis R. DeLoach, Jr. & Faye M. DeLoach(22)	11,766	11,766	––	*
Donald Sesterhenn(23)	11,765	11,765	––	*
Douglas Rivers(24)	235,321	235,321	––	*
Dyke Rogers(25)	94,128	94,128	––	*
E. Jeffrey Peierls(26)	70,596	70,596	––	*
Edward O'Connell(27)	9,413	9,413	––	*
Edward P. Swyer LLC(28)	235,321	235,321	––	*
Foster Family Trust(29)	23,532	23,532	––	*
FourJr Investments LTD(30)	23,532	23,532	––	*
Frederick B. Epstein(31)	11,766	11,766	––	*
GSB Holdings, Inc.(32)	235,321	235,321	––	*
Gubbay Investments, LLC(33)	16,507	16,507	––	*
Gwen Swenson-Hale(34)	11,765	11,765	––	*
Howard & Susan Kalka(35)	35,328	35,328	––	*
Howard Stringer(36)	11,766	11,766	––	*
Intracoastal Capital, LLC(37)	47,064	47,064	––	*
Iroquois Capital Investment Group LLC(38)	28,238	28,238	––	*
Iroquois Master Fund Ltd(39)	89,422	89,422	––	*
Irwin Gruverman(40)	11,765	11,765	––	*
Jai V. Desai(41)	14,119	14,119	––	*
James H. Wiesenberg(42)	11,765	11,765	––	*
James J. Watson(43)	23,532	23,532	––	*
James L. Dritz(44)	18,826	18,826	––	*
Jan Arnett(45)	47,064	47,064	––	*
Jay M. Haft(46)	11,766	11,766	––	*
Jayesh K. Patel & Bela J. Patel(47)	47,064	47,064	––	*
Jesal Kothari(48)	7,059	7,059	––	*
Jimmy R. Hasley(49)	14,120	14,120	––	*
Joan L Bonanno TTE U/A DTD 12/05/2002 By Joan L Bonanno(50)	47,064	47,064	––	*
John Q Joubert & Terri L Joubert(51)	47,064	47,064	––	*
John E. Kyees(52)	11,766	11,766	––	*
John V. Wagner, Jr.(53)	35,298	35,298	––	*
Juli-Ann Cialone(54)	4,707	4,707	––	*
Kara Lynn Hart(55)	11,765	11,765	––	*
Keith J. Gelles(56)	23,532	23,532	––	*
Lars Bader(57)	470,642	470,642	––	*
Lee J. Seidler Revocable Trust DTD 4/12/1990(58)	23,561	23,561	––	*
Mackie Klingbeil(59)	23,561	23,561	––	*
Mahendra Doobay(60)	4,706	4,706	––	*
Meryle Evans Family Trust(61)	11,766	11,766	––	*

Selling Stockholder	Shares beneficially owned prior to offering	Number of shares being offered	Shares beneficially owned after offering	Percentage of outstanding shares beneficially owned after offering(1)
Michael J. Pierce(62)	94,128	94,128	––	*
Michael M. Mainero(63)	11,766	11,766	––	*
Michael Stark(64)	11,765	11,765	––	*
MITZ ZHU YAN,LP(65)	23,532	23,532	––	*
N. Michael Wolsonovich, Jr.(66)	7,060	7,060	––	*
Nomis Bay LTD(67)	1,411,924	1,411,924	––	*
Northlea Partners LLLP(68)	11,765	11,765	––	*
OHB Family Trust(69)	23,532	23,532	––	*
Pamela M. Baker & Russell S. Baker(70)	23,532	23,532	––	*
Peter S. Kastner(71)	23,532	23,532	––	*
Provident Trust Group LLC FBO Universal Technology Inc. 401K Plan FBO Robert G. Curtin(72)	135,671	135,671	––	*
Rameshchandra Dabhi(73)	23,531	23,531	––	*
Raphael Tshibangu(74)	18,826	18,826	––	*
Raymond J Bonanno TTE U/A DTD 12/05/2002 By Raymond J Bonanno(75)	47,064	47,064	––	*
Renald J. & Catherine C. Anelle(76)	23,561	23,561	––	*
Richard A Brown Trust(77)	81,403	81,403	––	*
Richard David(78)	23,532	23,532	––	*
Rickey Family Trust dtd 3/22/16(79)	30,592	30,592	––	*
Robert Caione(80)	23,532	23,532	––	*
Robert G. Curtin(81)	4,975	4,975	––	*
Robert Harrigan(82)	26,316	26,316	––	*
RS & VS LTD(83)	11,765	11,765	––	*
RS Irrevocable Trust(84)	235,321	235,321	––	*
Russell S. Dritz(85)	7,060	7,060	––	*
Saha Living LLC(86)	47,064	47,064	––	*
Sal DeStefano(87)	11,765	11,765	––	*
Satterfield Vintage Investments, LP(88)	117,673	117,673	––	*
SDL Ventures, LLC(89)	141,192	141,192	––	*
Sphera Global Healthcare Master Fund(90)	1,142,717	1,142,717	––	*
HFR HE Sphera Global Healthcare Master Trust (91)	33,886	33,886	––	*
Stephen A. DiChiara(92)	7,059	7,059	––	*
Steven M. Cohen(93)	18,826	18,826	––	*
Suresh Patel(94)	11,765	11,765	––	*
The Fourys Co. LTD(95)	37,652	37,652	––	*
The Peierls Bypass Trust(96)	6,588	6,588	––	*
The Peierls Foundation, Inc.(97)	316,271	316,271	––	*
UD E.F. Peierls for Brian E. Peierls(98)	24,473	24,473	––	*
UD E.F. Peierls for E. Jeffrey Peierls(99)	24,473	24,473	––	*
UD E.S. Peierls for E.F. Peierls et al(100)	16,943	16,943	––	*
UD Ethel F. Peierls Charitable Lead Trust(101)	37,651	37,651	––	*
UD J.N. Peierls for Brian Eliot Peierls(102)	31,063	31,063	––	*
UD J.N. Peierls for E. Jeffrey Peierls(103)	31,063	31,063	––	*
UKR Partners LLC(104)	1,579,559	1,579,559	––	*

Selling Stockholder	Shares beneficially owned prior to offering	Number of shares being offered	Shares beneficially owned after offering	Percentage of outstanding shares beneficially owned after offering(1)
UW E.S. Peierls for Brian E. Peierls - Accumulation(105)	22,590	22,590	––	*
UW E.S. Peierls for E. Jeffrey Peierls - Accumulation(106)	13,177	13,177	––	*
UW J.N. Peierls for Brian E. Peierls(107)	27,297	27,297	––	*
UW J.N. Peierls for E. Jeffrey Peierls(108)	27,297	27,297	––	*
Vijay & Tejal Patel(109)	117,659	117,659	––	*
Valley Forge Investments LLC(110)	94,128	94,128	––	*
Walter G. Gans(111)	7,060	7,060	––	*
Yisroel Brauner & Chana Brauner(112)	23,532	23,532	––	*
Amit Patel	69,267	69,267	––	*
Anthony Barrett	58,869	58,869	––	*
Ashit Vijapura	80,298	80,298	––	*
Ashwin N. Patel & Achala A. Patel	107,065	107,065	––	*
Atul and Namrata Wadhwa	41,346	41,346	––	*
Bearing Circle Capital LLC	109,242	109,242	––	*
Bhavesh Patel	14,229	14,229	––	*
Bhikabhai Nayi	13,104	13,104	––	*
Bijal Patel	15,728	15,728	––	*
Bindu Sangani	80,344	80,344	––	*
Charles Mosseri-Marlio	153,442	153,442	––	*
David Cassimus	13,836	13,836	––	*
David Purdy	74,800	74,800	––	*
Deepen R. Patel	5,423	5,423	––	*
Himanshu M. Patel	51,511	51,511	––	*
Hiren K. Patel	27,784	27,784	––	*
Howard Yee	20,578	20,578	––	*
Nailesh Sangani	132,051	132,051	––	*
Janet League Katzin	222,555	222,555	––	*
Jay Madan	6,839	6,839	––	*
Jigar J. Patel	7,939	7,939	––	*
Jonathan Barrett	162,065	162,065	––	*
JRK Inc.	27,419	27,419	––	*
Juan Vallarino	60,044	60,044	––	*
Justin Prior	15,554	15,554	––	*
Karl Pinto	14,972	14,972	––	*
Kumar Patel	68,500	68,500	––	*
Malika Sangani	53,002	53,002	––	*
Malur R. Balaji	53,522	53,522	––	*
Marilyn Hemani	40,276	40,276	––	*
Mary Cheeran	53,532	53,532	––	*
Michael Mindlin	60,297	60,297	––	*
Nalini Krishnankutty	13,385	13,385	––	*
Niranjana Patel	8,135	8,135	––	*
ONE by NP	26,358	26,358	––	*
Parul T. Patel	53,532	53,532	––	*
Piyush Patel	26,761	26,761	––	*
Praful Patel	106,507	106,507	––	*
Prentice Lending II LLC	695,562	695,562	––	*

Selling Stockholder	Shares beneficially owned prior to offering	Number of shares being offered	Shares beneficially owned after offering	Percentage of outstanding shares beneficially owned after offering(1)
Raj S. Shah	13,104	13,104	––	*
Rajesh and Suny Patel	27,799	27,799	––	*
Rajesh B. Patel	68,460	68,460	––	*
Rakesh Shah	80,621	80,621	––	*
Rameschchandra Dabhi	105,951	105,951	––	*
Ramesh Donthamsetty	30,689	30,689	––	*
Rathin Patel	13,906	13,906	––	*
Saurabh Shah	14,214	14,214	––	*
SDS Capital Partners II, LLC	262,924	262,924	––	*
Sebastian Prior	15,554	15,554	––	*
Shuchin Bajaj	5,693	5,693	––	*
Sireesh Appajosyula	30,689	30,689	––	*
Subhashini Chandran	5,692	5,692	––	*
Sujata Shah	53,522	53,522	––	*
Sunil and Prity Vaidya	80,298	80,298	––	*
Sunil Kumar S. Reddy	26,761	26,761	––	*
Todd Gallinek	8,536	8,536	––	*
Vijay Patel & Mrs. Tejal Patel	106,312	106,312	––	*
Vijay Taunk	53,522	53,522	––	*
Vikram Patel	80,750	80,750	––	*
Wallace R. Nelms	22,768	22,768	––	*
Aaron Segal(113)	115,501	115,501	––	*
David Landskowsky(114)	74,158	74,158	––	*
Eric Rubenstein(115)	74,158	74,158	––	*
Todd Harrigan(116)	60,419	60,419	––	*
Tim Herrmann(117)	30,387	30,387	––	*
Scott Cardone(118)	18,612	18,612	––	*
Albert Pezone(119)	29,363	29,363	––	*
Steven Nicholson(120)	8,471	8,471	––	*
Kimberly Bechtle(121)	3,677	3,677	––	*
Lindsey McGrandy(122)	2,680	2,680	––	*
Richard Mish(123)	2,038	2,038	––	*
Michael Vasinkevich(124)	141,718	141,718	––	*
Sean Hagerty(125)	39,891	39,891	––	*
Noam Rubinstein(126)	26,244	26,244	––	*
Charles Worthman(127)	2,100	2,100	––	*
Total	13,990,403

*	Less than 1%
(1)	Based upon 25,695,602 shares of common stock outstanding as of the close of business on July 5, 2018 (the “Measurement Date”) in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.
(2)	Shares beneficially owned includes a warrant to purchase 8,773 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(3)	Shares beneficially owned includes a warrant to purchase 3,927 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(4)	Shares beneficially owned includes a warrant to purchase 5,700 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(5)	Shares beneficially owned includes a warrant to purchase 3,922 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.

(6)	Shares beneficially owned includes a warrant to purchase 7,844 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(7)	Shares beneficially owned includes a warrant to purchase 1,569 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(8)	Shares beneficially owned includes a warrant to purchase 78,441 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(9)	Shares beneficially owned includes a warrant to purchase 2,354 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(10)	Shares beneficially owned includes a warrant to purchase 2,354 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(11)	Shares beneficially owned includes a warrant to purchase 3,922 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(12)	Shares beneficially owned includes a warrant to purchase 2,746 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(13)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(14)	Shares beneficially owned includes a warrant to purchase 9,413 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(15)	Shares beneficially owned includes a warrant to purchase 3,922 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(16)	Shares beneficially owned includes a warrant to purchase 7,844 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(17)	Shares beneficially owned includes a warrant to purchase 2,746 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(18)	Shares beneficially owned includes a warrant to purchase 7,844 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(19)	Shares beneficially owned includes a warrant to purchase 1,177 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(20)	Shares beneficially owned includes a warrant to purchase 2,354 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(21)	Shares beneficially owned includes a warrant to purchase 3,922 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(22)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(23)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(24)	Shares beneficially owned includes a warrant to purchase 39,221 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(25)	Shares beneficially owned includes a warrant to purchase 15,688 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(26)	Shares beneficially owned includes a warrant to purchase 11,766 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(27)	Shares beneficially owned includes a warrant to purchase 1,569 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(28)	Shares beneficially owned includes a warrant to purchase 39,221 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(29)	Shares beneficially owned includes a warrant to purchase 3,922 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(30)	Shares beneficially owned includes a warrant to purchase 3,922 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(31)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(32)	Shares beneficially owned includes a warrant to purchase 39,221 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.

(33)	Shares beneficially owned includes a warrant to purchase 2,752 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(34)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(35)	Shares beneficially owned includes a warrant to purchase 5,888 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(36)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(37)	Shares beneficially owned includes a warrant to purchase 7,844 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase. Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities reported herein that are held by Intracoastal.
(38)	Shares beneficially owned includes a warrant to purchase 4,707 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(39)	Shares beneficially owned includes a warrant to purchase 14,904 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(40)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(41)	Shares beneficially owned includes a warrant to purchase 2,354 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(42)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(43)	Shares beneficially owned includes a warrant to purchase 3,922 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(44)	Shares beneficially owned includes a warrant to purchase 3,138 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(45)	Shares beneficially owned includes a warrant to purchase 7,844 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(46)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(47)	Shares beneficially owned includes a warrant to purchase 7,844 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(48)	Shares beneficially owned includes a warrant to purchase 1,177 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(49)	Shares beneficially owned includes a warrant to purchase 2,354 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(50)	Shares beneficially owned includes a warrant to purchase 7,844 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(51)	Shares beneficially owned includes a warrant to purchase 7,844 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(52)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(53)	Shares beneficially owned includes a warrant to purchase 5,883 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(54)	Shares beneficially owned includes a warrant to purchase 785 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(55)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(56)	Shares beneficially owned includes a warrant to purchase 3,922 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(57)	Shares beneficially owned includes a warrant to purchase 78,441 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.

(58)	Shares beneficially owned includes a warrant to purchase 3,927 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(59)	Shares beneficially owned includes a warrant to purchase 3,927 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(60)	Shares beneficially owned includes a warrant to purchase 785 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(61)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(62)	Shares beneficially owned includes a warrant to purchase 15,688 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(63)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(64)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(65)	Shares beneficially owned includes a warrant to purchase 3,922 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(66)	Shares beneficially owned includes a warrant to purchase 1,177 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(67)	Shares beneficially owned includes a warrant to purchase 235,321 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(68)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(69)	Shares beneficially owned includes a warrant to purchase 3,922 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(70)	Shares beneficially owned includes a warrant to purchase 3,922 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(71)	Shares beneficially owned includes a warrant to purchase 3,922 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(72)	Shares beneficially owned includes a warrant to purchase 22,612 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(73)	Shares beneficially owned includes a warrant to purchase 3,922 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(74)	Shares beneficially owned includes a warrant to purchase 3,138 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(75)	Shares beneficially owned includes a warrant to purchase 7,844 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(76)	Shares beneficially owned includes a warrant to purchase 3,927 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(77)	Shares beneficially owned includes a warrant to purchase 13,568 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(78)	Shares beneficially owned includes a warrant to purchase 3,922 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(79)	Shares beneficially owned includes a warrant to purchase 5,099 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(80)	Shares beneficially owned includes a warrant to purchase 3,922 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(81)	Shares beneficially owned includes a warrant to purchase 830 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(82)	Shares beneficially owned includes a warrant to purchase 4,386 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(83)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(84)	Shares beneficially owned includes a warrant to purchase 39,221 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.

(85)	Shares beneficially owned includes a warrant to purchase 1,177 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(86)	Shares beneficially owned includes a warrant to purchase 7,844 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(87)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(88)	Shares beneficially owned includes a warrant to purchase 19,613 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(89)	Shares beneficially owned includes a warrant to purchase 23,532 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(90)	Shares beneficially owned includes a warrant to purchase 190,453 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(91)	Shares beneficially owned includes a warrant to purchase 5,648 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(92)	Shares beneficially owned includes a warrant to purchase 1,177 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(93)	Shares beneficially owned includes a warrant to purchase 3,138 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(94)	Shares beneficially owned includes a warrant to purchase 1,961 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(95)	Shares beneficially owned includes a warrant to purchase 6,276 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(96)	Shares beneficially owned includes a warrant to purchase 1,098 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(97)	Shares beneficially owned includes a warrant to purchase 52,712 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(98)	Shares beneficially owned includes a warrant to purchase 4,079 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(99)	Shares beneficially owned includes a warrant to purchase 4,079 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(100)	Shares beneficially owned includes a warrant to purchase 2,824 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(101)	Shares beneficially owned includes a warrant to purchase 6,276 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(102)	Shares beneficially owned includes a warrant to purchase 5,178 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(103)	Shares beneficially owned includes a warrant to purchase 5,178 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(104)	Shares beneficially owned includes a warrant to purchase 117,661 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(105)	Shares beneficially owned includes a warrant to purchase 3,765 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(106)	Shares beneficially owned includes a warrant to purchase 2,196 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(107)	Shares beneficially owned includes a warrant to purchase 4,550 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(108)	Shares beneficially owned includes a warrant to purchase 4,550 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(109)	Shares beneficially owned includes a warrant to purchase 19,610 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(110)	Shares beneficially owned includes a warrant to purchase 15,688 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(111)	Shares beneficially owned includes a warrant to purchase 1,177 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.

(112)	Shares beneficially owned includes a warrant to purchase 3,922 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(113)	Shares beneficially owned includes a warrant to purchase 115,501 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(114)	Shares beneficially owned includes a warrant to purchase 74,158 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(115)	Shares beneficially owned includes a warrant to purchase 74,158 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(116)	Shares beneficially owned includes a warrant to purchase 60,419 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(117)	Shares beneficially owned includes a warrant to purchase 30,387 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(118)	Shares beneficially owned includes a warrant to purchase 18,612 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(119)	Shares beneficially owned includes a warrant to purchase 29,363 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(120)	Shares beneficially owned includes a warrant to purchase 8,471 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(121)	Shares beneficially owned includes a warrant to purchase 3,677 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(122)	Shares beneficially owned includes a warrant to purchase 2,680 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(123)	Shares beneficially owned includes a warrant to purchase 2,038 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(124)	Shares beneficially owned includes a warrant to purchase 141,718 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(125)	Shares beneficially owned includes a warrant to purchase 39,891 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(126)	Shares beneficially owned includes a warrant to purchase 26,244 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(127)	Shares beneficially owned includes a warrant to purchase 2,100 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.

PLAN OF DISTRIBUTION

We and/or the selling stockholders, if applicable, may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices.

The prospectus supplement relating to any offering will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

If dealers are used in the sale of securities offered through this prospectus, we or the selling stockholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We or the selling stockholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us or the selling stockholders. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

At-the-Market Offerings

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus or prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we or the selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We or the selling stockholders may also make sales through the Internet or through other electronic means. Since we or the selling stockholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement. Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

Rule 144

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that it meets the criteria and conforms to the requirements of that rule.

The selling stockholders and any broker-dealers that act in connection with the sale of securities may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with such sales, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. In the event that any selling stockholder is deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, such selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. We and the selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us or the selling stockholders against certain liabilities, including liabilities under the Securities Act. Agents, dealers, and underwriters may engage in transactions with or perform services for us in the ordinary course of their businesses.

DESCRIPTION OF CAPITAL STOCK

This section summarizes our authorized and outstanding securities and certain of the provisions of our amended and restated certificate of incorporation and our amended and restated bylaws.

General

The Company’s authorized capital stock consists of 360,000,000 shares of capital stock, par value $0.0001 per share, of which 350,000,000 shares are common stock, par value $0.0001 per share and 10,000,000 of preferred stock, par value $0.0001. As of July 5, 2018, the Company had 25,695,602 shares of common stock outstanding held by approximately 341 shareholders of record, and no shares of preferred stock outstanding.

Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. Reference is made to the Company's Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of the Company's securities.

Preferred Stock

The Company has authorized 10,000,000 shares of preferred stock. There is no preferred stock outstanding.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Dividends

We have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

As of the date of this registration statement, the Company has warrants outstanding, which entitle their holders to purchase (i) 1,702,216 shares of common stock, with a term of five years and an exercise price of $3.18 per share, and (ii) 349,555 shares of common stock, with a term of five years and an exercise price of $2.54 per share. Such warrants contain certain customary exceptions, as well as customary provisions for adjustment in the event of stock splits, subdivision or combination, mergers, and similar business combinations.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Charter and Bylaw Provisions

Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our Common Stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

Certain Limitations on Stockholder Actions. Our bylaws will also impose some procedural requirements on stockholders who wish to:

•	make nominations in the election of directors;

•	propose that a director be removed;

•	propose any repeal or change in our bylaws; or

•	propose any other business to be brought before an annual or special meeting of stockholders.

Under these procedural requirements, in order to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our corporate secretary along with the following:

•	a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting;

•	the stockholder's name and address;

•	any material interest of the stockholder in the proposal;

•	the number of shares beneficially owned by the stockholder and evidence of such ownership; and

•	the names and addresses of all persons with whom the stockholder is acting in concert and a description of all arrangements and understandings with those persons, and the number of shares such persons beneficially own.

To be timely, a stockholder must generally deliver notice not less than 90 days prior the anniversary date of the immediately preceding annual meeting of stockholders.

In order to submit a nomination for our board of directors, a stockholder must also submit any information with respect to the nominee that we would be required to include in a proxy statement, as well as some other information. If a stockholder fails to follow the required procedures, the stockholder's proposal or nominee will be ineligible and will not be voted on by our stockholders.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus and other legal matters will be passed upon for us by Wilson Sonsini Goodrich & Rosati, PC, San Diego, California. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Monster Digital, Inc., as of December 31, 2017 and 2016, and for the years then ended, have been incorporated by reference herein and in the registration statement, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, in reliance upon the report of CohnReznick LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Mayer Hoffman McCann P.C., our independent registered public accounting firm, has audited our balance sheets as of December 31, 2017 and 2016, and the related statements of operations and comprehensive loss, stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2017, as set forth in their report, which report expresses an unqualified opinion and includes an explanatory paragraph relating to our ability to continue as a going concern. We have incorporated by reference the financial statements in this registration statement in reliance on the report of Mayer Hoffman McCann P.C. given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge at our website at http://www.innovatebiopharma.com. Such information is made available on our website as soon as reasonably practicable after we electronically file it with or furnish it to the SEC. Information contained on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means we may disclose important information to you by referring you to other documents we file separately with the SEC. The information we incorporate by reference is considered a part of this prospectus. We hereby incorporate by reference the following documents:

•	Innovate’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed on March 14, 2018, as amended on June 29, 2018;

•	Innovate’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed on May 15, 2018; and

•	Innovate’s Current Reports on Form 8-K filed on January 5, January 11, February 2 (as amended on March 29, 2018, and April 18, 2018), February 22, February 23, March 14, April 20, May 15, June 18, and June 29, 2018.

Any information in the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus modifies or replaces such information. We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. All filings made with the SEC pursuant to the Exchange Act after the date of this Registration Statement and prior to effectiveness of the Registration Statement are incorporated by reference. Information in such future filings shall be deemed to update and supplement the information provided in this prospectus, and any statements in such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that the statements in the later filed document modify or replace such earlier statements.

You may obtain from us copies of the documents incorporated by reference in this prospectus, at no cost, by requesting them in writing or by telephone at:

Innovate Biopharmaceuticals, Inc.

8480 Honeycutt Road, Suite 120

Raleigh, NC 27615

(919) 275-1933

Through and including                , 2018 (the 25th day after the date of this prospectus), all dealers effecting transaction in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Up to $175,000,000 of

Shares of Common Stock

13,990,403 Shares of Common Stock

Offered by Selling Stockholders

Innovate Biopharmaceuticals, Inc.

Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various costs and expenses payable by us in connection with the distribution of the securities registered hereby. All amounts are estimates except for the SEC registration fee.

SEC registration fee	$47,217.86
Printing costs	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*
Total	$47,217.86

* These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated as of the date of this prospectus.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The registrant’s certificate of incorporation and bylaws require the registrant to indemnify its directors and officers to the fullest extent permitted by Delaware law.

Additionally, as permitted by Delaware law, the registrant has entered into indemnification agreements with each of its directors and officers that require the registrant to indemnify such persons, to the fullest extent authorized or permitted under Delaware law, against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with the investigation, defense, settlement or appeal of any action, hearing, suit or other proceeding, whether pending, threatened or completed, to which any such person may be made a witness or a party by reason of (i) the fact that such person is or was a director, officer, employee or agent of the registrant or its subsidiaries, whether serving in such capacity or otherwise acting at the request of the registrant or its subsidiaries, and (ii) anything done or not done, or alleged to have been done or not done, by such person in that capacity. The indemnification agreements also require the registrant to advance expenses incurred by directors and officers within 30 days after receipt of a written request, provided that such persons undertake to repay such amounts if it is ultimately determined that they are not entitled to indemnification. Additionally, the agreements set forth certain procedures that will apply in the event of a claim for indemnification thereunder, including a presumption that directors and officers are entitled to indemnification under the agreements, and that the registrant has the burden of proof to overcome that presumption in reaching any contrary determination. The registrant is not required to provide indemnification under the agreements for certain matters, including: (a) indemnification beyond that permitted by Delaware law; (b) indemnification for liabilities for which the officer or director is reimbursed pursuant to such insurance as may exist for such person’s benefit; (c) indemnification related to disgorgement of profits under Section 16(b) of the Securities Exchange Act of 1934, as amended; (d) in connection with certain proceedings initiated against the registrant by the director or officer; or (e) indemnification for settlements the director or officer enters into without the registrant’s written consent. The indemnification agreements require the registrant to maintain directors’ and officers’ insurance in full force and effect while any director or officer continues to serve in such capacity, and so long as any such person may incur costs and expenses related to legal proceedings as described above.

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Item 16. Exhibits.

(a)	Exhibits.

The following exhibits are filed herewith or incorporated by reference to exhibits previously filed with the SEC, as specified below:

			Incorporated by Reference
Exhibit Number	Description of Document	Filed Herewith	Form	Exhibit No.	Date Filed
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, PC.		S-3	5.1	March 14, 2018
23.1	Consent of Wilson Sonsini Goodrich & Rosati, PC (included in Exhibit 5.1).		S-3	23.1	March 14, 2018
23.2	Consent of Independent Registered Public Accounting Firm, Mayer Hoffman McCann P.C.	X
23.3	Consent of Independent Registered Public Accounting Firm, CohnReznick LLP.	X
24.1	Power of Attorney – Innovate Biopharmaceuticals, Inc. Directors (included on signature page).		S-3	24.1	July 9, 2018

(b)	Financial Statement Schedules.

The financial statement schedules have been omitted because they are not applicable, not required, or the information is included in the consolidated financial statements or notes thereto.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)          to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii)         to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (l)(i), (l)(ii) and (l)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)         The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on July 11, 2018.

INNOVATE BIOPHARMACEUTICALS, INC.

By:	/s/ Christopher Prior
Christopher Prior, Ph.D.,
Chief Executive Officer and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sandeep Laumas	Executive Chairman	July 11, 2018
Sandeep Laumas, M.D.

/s/ Christopher Prior	Chief Executive Officer and Director (Principal Executive Officer)	July 11, 2018
Christopher Prior, Ph.D.

/s/ Jay P. Madan	President, Chief Business Officer, Interim Principal Financial Officer, Interim Principal Accounting Officer and Director (Principal Financial Officer and Principal Accounting Officer)	July 11, 2018
Jay P. Madan

*	Director	July 11, 2018
Lorin K. Johnson. Ph.D.

*	Director	July 11, 2018
Saira Ramasastry

*	Director	July 11, 2018
Anthony E. Maida III, Ph.D.

*	Director	July 11, 2018
Roy Proujansky, M.D.

*By:	/s/ Jay P. Madan
Jay P. Madan
Attorney-in-Fact